UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or 240.14a-12

Occam Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OCCAM NETWORKS, INC.

SUPPLEMENT TO

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 8, 2004

The following supplements and amends Proposal No. 3 (ELECTION OF DIRECTORS) described on page 20 of the Proxy Statement of Occam Networks, Inc. for the Annual Meeting of Shareholders to be held on October 8, 2004:

In connection with the proposed nomination of Thomas E. Pardun to the board of directors under the section entitled Director Nominations add the following sentence in the first paragraph as the second to last sentence: “Mr. Pardun was recommended for nomination to the board of directors by Steven M. Krausz.”

Except as supplemented and amended as described above, Proposal No. 3 is as set forth in the Proxy Statement.

This Supplement is being mailed to the Company’s shareholders on or about September 20, 2004.

Howard M. Bailey

Chief Financial Officer

Santa Barbara, California

September 17, 2004